UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2016

Questar Corporation

(Exact Name of Registrant as Specified in Its Charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South State Street, P.O. Box 45433 Salt Lake City, Utah		84145-0433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (801) 324-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 16, 2016 (the “Closing Date”), pursuant to the Agreement and Plan of Merger dated as of January 31, 2016 (the “Merger Agreement”) by and among Dominion Resources, Inc., a Virginia corporation (“Dominion”), Diamond Beehive Corp., a Utah corporation and wholly-owned subsidiary of Dominion (“Merger Sub”), and Questar Corporation, a Utah corporation (“Questar”), Merger Sub merged with and into Questar (the “Merger”), with Questar continuing as the surviving corporation and a wholly-owned subsidiary of Dominion.

Pursuant to the Merger Agreement, at the effective time of the Merger set forth in the Articles of Merger filed with the Utah Division of Corporations and Commercial Code (the “Effective Time”), (i) each issued and outstanding share of common stock of Questar was converted into the right to receive $25.00 per share in cash, without interest (the “Merger Consideration”), (ii) each outstanding Company RSU (as defined in the Merger Agreement) and each outstanding Company Restricted Share (as defined in the Merger Agreement) was converted into a vested right to receive cash in an amount equal to the Merger Consideration and, (iii) each outstanding Company Performance Share Award (as defined in the Merger Agreement) and each outstanding Company Stock Option (as defined in the Merger Agreement) was converted into a right to receive cash in an amount calculated pursuant to the formulas set forth in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (“SEC”) on February 1, 2016 as Exhibit 2.1 to Questar’s Current Report on Form 8-K, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2016, in connection with the anticipated closing of the Merger, Questar notified the New York Stock Exchange (the “NYSE”) that each share of Questar common stock would be cancelled and converted into the right to receive the Merger Consideration, and requested that trading of Questar common stock on the NYSE be suspended after the close of trading on the Closing Date. In addition, Questar requested that the NYSE file with the SEC a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist Questar common stock and rights from the NYSE and to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Questar intends to file with the SEC a Form 15 notification of suspension of the reporting obligations of Questar under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, holders of Questar’s common stock immediately prior to such time ceased having any rights as shareholders of Questar (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

The information set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective September 16, 2016, the audit committee of the Board of Directors of Dominion (the “Audit Committee”) approved the dismissal of Ernst & Young LLP, the independent registered public accounting firm, for the audit of the consolidated financial statements of Questar and subsidiaries as of and for the fiscal year ending December 31, 2016, with such dismissal to be effective immediately following the Effective Time. On September 16, 2016, the Audit Committee appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of Questar for the fiscal year ending December 31, 2016, with such appointment to be effective immediately following the Effective Time. Deloitte & Touche LLP also serves as the independent registered public accounting firm for the audits of the consolidated financial statements of Dominion and subsidiaries.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Questar as of and for the fiscal years ended December 31, 2014 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During Questar’s two most recent fiscal years ended December 31, 2015, and the subsequent interim period through September 16, 2016, there were no disagreements between Questar and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K). Questar has requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 16, 2016, is filed as Exhibit 16.1 to this Current Report.

During the fiscal years ended December 31, 2014 and 2015 and through the subsequent interim period ending September 16, 2016, Questar did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.01 Change in Control of Registrant.

As a result of the Merger and at the Effective Time, a change in control of Questar occurred and Questar became a wholly-owned subsidiary of Dominion.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, immediately after the Effective Time, each of Ronald W. Jibson, Questar’s Chairman, President and Chief Executive Officer, David M. Curtis, Questar’s Vice President, Corporate Controller and Acting Chief Financial Officer, Kevin W. Hadlock, Questar’s Executive Vice President and Chief Financial Officer, and Michael G. Dunn, Questar’s Executive Vice President, ceased to be an officer of Questar. Immediately after the Effective Time, each director of Questar immediately prior to the Effective Time ceased his or her services as a director of Questar, and David A. Christian, the sole director of Merger Sub immediately prior to the Effective Time became the sole director of Questar.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Questar’s articles of incorporation and bylaws were amended and restated in their entirety. Among other items, the amended and restated articles of incorporation changed the name of Questar to Dominion Questar Corporation.

Copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 31, 2016, by and among Dominion Resources, Inc., Diamond Beehive Corp. and Questar Corporation, incorporated herein by reference to Exhibit 2.1 to Questar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016

3.1	Amended and Restated Articles of Incorporation of Dominion Questar Corporation (filed herewith)

3.2	Amended and Restated Bylaws of Dominion Questar Corporation (filed herewith)

16.1	Letter from Ernst & Young LLP (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR CORPORATION Registrant

/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Senior Vice President and General Counsel

Date: September 16, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 31, 2016, by and among Dominion Resources, Inc., Diamond Beehive Corp. and Questar Corporation, incorporated herein by reference to Exhibit 2.1 to Questar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016

3.1	Amended and Restated Articles of Incorporation of Dominion Questar Corporation (filed herewith)

3.2	Amended and Restated Bylaws of Dominion Questar Corporation (filed herewith)

16.1	Letter from Ernst & Young LLP (filed herewith)